Joint Filer Information

Name:  Empire GP, L.L.C.
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Lantronix, Inc.
Date of Event Requiring Statement:   04/07/05

Signature: Empire GP, L.L.C.

                  By:     /S/ Scott A. Fine
                  -----------------------------------------------------------
                  Name:   Scott A. Fine
                  Title:  member



Name:  Scott A. Fine
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Lantronix, Inc.
Date of Event Requiring Statement:   04/07/05

Signature: Scott A. Fine

                  By:      /S/ Scott A. Fine
                  -----------------------------------------------------------
                  Name:    Scott A. Fine, individually